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                                                                    Exhibit 10.6


                               KOLTER HOMES, INC.

                            SUBCONTRACTOR AGREEMENT

THIS AGREEMENT, made this 5th day of October, 1998, by and between KOLTER HOMES, INC., hereinafter called the Contractor, and INTEGRATED HOMES, hereinafter called the Subcontractor, Address: 7301-A W. Palmetto Park Road, Boca Raton,
FL 33433, Telephone Number: (561) 395-7424, and Fax Number: (561) 338-6401.

                                  WITNESSETH:

         WHEREAS, copies of this Prime Contract are on file in the office of the Contractor and are available for examination by the Subcontractor; and WHEREAS, the Subcontractor desires to provide materials and/or labor to Contractor to facilitate construction of residences, NOW THEREFORE, it is agreed as follows:

Section 1.        CONTRACT DOCUMENTS.

(a) The term "Prime Contract" as used herein refers to all the general terms and conditions that govern the procedures, conduct and performance of the parties to this contract.

(b) Subcontractor, by signing this Agreement, acknowledges that it has independently assured itself that all of the Prime Contract documents have been available to it and confirms that it has examined all such documents and agrees that all of the aforesaid Prime Contract documents shall be considered a part of this Subcontract by reference thereto and the Subcontractor agrees to be bound to the Contractor by the terms and provisions thereof so far as they apply to the Work hereinafter described, unless otherwise provided herein. Attached as Exhibits to this Prime Contract will be executed documents establishing the Scope of Work for each residence including, but not limited to, specifications, unit pricing (if applicable), total pricing per residence, etc.

(c) Also attached to this Prime Contract shall be Subcontractor's Insurance Certificates as provided for in Section 8 of this Agreement.

Section 2.        THE WORK.

The Subcontractor agrees to furnish all supervision, labor, tools, equipment, materials and supplies necessary to perform, and to perform, the following described work (hereinafter called the Work in accordance with the terms and conditions of the Prime Contract and this Subcontract:

                     SECURITY/LOW VOLTAGE/CENTRAL VACUUM

Materials furnished but not installed by Subcontractor shall be delivered F.O.B. jobsite unless otherwise provided the Additional Provisions of the Subcontract.

Section 3.        PAYMENT.

(a) The Contractor agrees to pay the Subcontractor for the performance of the Subcontract as specified in the attached addendum for the work specified therein and shall be adjusted as required by differences between estimated and actual quantities for unit price Work items and subject to additions and deductions for changes agreed upon or determined, as hereinafter provided. Such changes to the Scope of Work or changes to the quantity of units estimated must be approved by Contractor prior to installation. Failure to do so may release Contractor from payment obligations.

(b) All invoices for work completed, approved and received in the business office by the first (1st) day of the month shall be paid on the fifteenth (15th) day of the same month; all invoices for work completed, approved and received in the business office by the fifteenth (15th) day of the month shall be paid on the first (1st) day of the following month. If the first (1st) or fifteenth
(15th) day of the month falls on a holiday or weekend, all invoices must be received by the preceding business day. If the first (1st) or fifteenth (15th) day of the month falls on holiday or weekend, all payments shall be made on the following business day.

(c) Upon complete performance of this Subcontract by the Subcontractor and final approval and acceptance of the Subcontractor's Work by the Owner, the Contractor will make final payment to the Subcontractor of the balance due to it under this Subcontract.

(d) The Contractor may deduct from any amounts due or to become due to the Subcontractor any sum or sums owed by the Subcontractor or Subcontractor's affiliated entities to the Contractor or Contractor's affiliated entities; and in the event of any breach by the Subcontractor of any breach by the Subcontractor of any provision or obligation of this Subcontract, or in the event of the assertion by other parties of any claim or lien against the Contractor or the premises arising out of the Subcontractor's performance of this Subcontract, the Contractor shall have the right to retain out of any payments due or to become due to the Subcontractor


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an amount sufficient to completely protect the Contractor from any and all loss, damage or expense therefrom, until the situation has been satisfactorily remedied or resolved by the Subcontractor.

Section 4.        CHANGES.

(a) The Contractor may at any time by written order of Contractor's authorized representative, and without notice to the Subcontractor's sureties, make changes in, additions to and omission from the Work to be performed under this Subcontract, and the Subcontractor shall promptly proceed with the performance of this Subcontract as so changed.

(b) For changes directed by the Contractor, Subcontractor shall be entitled to equitable adjustment in the Subcontract price, provided Subcontractor gives Contractor written notice of its intent to claim such an adjustment prior to performing such changed Work. Failure to provide such notice shall be deemed to prejudice the Contractor and constitute a waiver of such claims by Subcontractor.

Section 5.        PROSECUTION OF WORK.

(a) The Subcontractor shall furnish all labor, supervision, tools, equipment, materials and supplies necessary for the performance of this Subcontract in a proper, efficient and workmanlike manner. The Subcontractor shall prosecute the Work undertaken in a prompt and diligent manner whenever such Work, or any part of it, becomes available, or at such other time or times as the Contractor may direct, and so as to promote the general progress of the entire construction, and shall not, by delay or otherwise, interfere with or hinder the Work of the Contractor or any other Subcontractor. Any materials that are to be furnished by the Subcontractor hereunder shall be furnished in sufficient time to enable the Subcontractor to perform and complete its Work within the time or times provided for herein. The time of performance of the Work by the Subcontractor is of the essence and Subcontractor agrees to reimburse the Contractor for any and all liquidated or actual damages that may be assessed by the Owner against and collected from the Contractor which are attributable to or caused by the Subcontractor's failure to perform the Work required by this Subcontract within the time fixed or in the manner provided for herein. Subcontractor also agrees to pay to the Contractor any increased costs or other damages the Contractor may sustain by reason of such delay by the Subcontractor whether or not liquidated or actual damages are assessed and collected by the Owner. The payment of such damages shall not release the Subcontractor from its obligation to otherwise fully perform this Subcontract. Upon written request by the Contractor, the Subcontractor shall furnish to the Contractor such evidence as the Contractor may require relating to the Subcontractor's ability to fully perform this Subcontract in the manner and within the time specified herein.

(b) In the event the Subcontractor fails to comply or becomes disabled from complying with the provisions herein as to character or time of performance, including, but not limited to, job safety, payment for all materials furnished and Work and labor performed under this Subcontractor, and the failure is not corrected within five (5) days after written request by the Contractor to the Subcontractor, the Contractor, by Subcontract or otherwise, may without prejudice to any other right or remedy, terminate this Subcontract for default and take over and complete the performance of this Subcontract at the expense of the Subcontractor, or without terminating the Subcontract, take over the Work or any portion thereof and furnish such materials and employ such workers as may be necessary to remedy the situation at the expense of the Subcontractor. If the Contractor takes over the Work or terminates the Subcontract pursuant to this paragraph, it is specifically agreed that the Contractor may, in addition to any other rights it may have, take possession of the premises and of all materials, tools and equipment of the Subcontractor at the Project site for the purpose of completing the Work covered by this Subcontract.

(c) The Subcontractor shall keep, on the Project site during the progress of the Work, a competent superintendent who shall be the authorized representative of the Subcontractor. Directions and communications to the superintendent from the Contractor in connection with the Work shall be treated as directions and communications from the Subcontractor.

(d) It is recognized that if Subcontractor becomes insolvent, or institutes or has instituted against it bankruptcy proceedings, or makes a general assignment for the benefit of creditors, or if a receiver is appointed for the benefit of its creditors, or if a receiver is appointed on account of its insolvency, such event or events could impair or frustrate Subcontractor's performance of the Subcontract. Accordingly, it is agreed that upon the occurrence of any such event, Contractor shall be entitled to request of Subcontractor or its receiver or court-appointed successor adequate assurances of future performance. Pending receipt of adequate assurances of performance and actual performance in accordance therewith, Contractor shall be entitled to take over the Work pursuant to the provisions of Subsection 6(b) above without notice to Subcontractor.

(e) The Subcontractor agrees that the Contractor may, on five (5) days written notice to the Subcontractor, terminate this Subcontract in whole or in part for the Contractor's convenience. Subcontractor's remedy for termination for convenience is limited to the following: (1) Subcontractor shall be entitled to be paid pursuant to the prices set forth in Section 2 hereof for all Work properly performed prior to termination, (2) Partial payment shall be made for lump sum items of Work on the basis of the percent complete of such items at the time of termination, (3) The Subcontractor shall be reimbursed for reasonable close-out costs, and (4) Subcontractor shall not be entitled to any compensation for loss of anticipated profits or unallocated overhead.


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(f)      Upon a determination by a court of competent jurisdiction that termination of Subcontractor or its successor in interest pursuant to any provision of this Subcontract was wrongful, such termination will be deemed converted to a termination for convenience and the Subcontractor's remedies shall be limited to those set forth in Subsection 6(e).

Section 6.        DELAYS.

In the event the Subcontractor's performance of this Subcontract is delayed or interfered with by acts of the Contractor or other subcontractors, it may request an extension of the time for the performance of same, as hereinafter provided, but shall not be entitled to any increase in the Subcontract price or to damages or additional compensation as a consequence of such delays or interference.

Section 7.        APPROVALS.

All drawings, specifications and samples of the Subcontractor shall be submitted through the Contractor for approval of the Owner or Owner's Representative and all other communications between the Subcontractor and the Owner or Owner's Representative with respect to the Work shall be transmitted through the Contractor.

Section 8.        INSURANCE.

Prior to commencement of Work, Subcontractor shall procure and at all times thereafter maintain with insurers acceptable to Contractor the following minimum insurance protecting the Subcontractor, Owner, and Contractor against liability from damages because of injuries, including death, suffered by persons, including employees of the Subcontractor, and liability from damages to property arising from and growing out of the Subcontractor's operations, including its sub-subcontractors' and suppliers' operations, in connection with the performance of this Subcontract.

(a)      Comprehensive General Liability
          Bodily Injury including personal injury
           (Limits - $500,000/Occurrence - $500,000 aggregate)
         Property Damage
           (Limits - $500,000/Occurrence - $500,000 aggregate or $1,000,000 combined single limit)
         Premises Operations, "X.C.U." where applicable, Products/Completed Operations, Contractual Liability, Broad Form Property Damage and Independent Contractors.

(b) Comprehensive Automobile Liability (including Owned, Hired and Non-Owned Vehicles)
          Bodily Injury
           (Limits - $250,000/person - $500,000/accident)
         Property Damage
           (Limits - $500,000/accident or $1,000,000 combined single limit)

Subcontractor shall provide Contractor with certificates evidencing such insurance as outlined above prior to beginning any Work under this agreement. Such certificates shall provide for thirty (30) days advance written notice to Contractor of cancellation, material change, reduction of coverage or non-renewal. Subcontractor shall name Kolter Homes, Inc. as additionally insured. Failure to do so may cause any and all payment to be held until requirements are met. Subcontractor shall also cause its subcontractor(s) to procure insurance as outlined above. Subcontractor shall obtain policies or certificates for its sub-subcontractor(s) and deliver them to Contractor, if requested to do so.

Section 9.        INDEMNIFICATION.

The Subcontractor further specifically obligates itself to the Contractor and any other party required to be indemnified under this Prime Contract, jointly and separately, in the following respects, to-wit:

(a) to defend and indemnify them against and save them harmless from any and all claims, suits, liability, expense or damage for any alleged or actual infringement or violation of any patent or patented right, arising in connection with this Subcontract and anything done thereunder;

(b) to defend and indemnify them against and save them harmless from any and all claims, suits or liability for damages to property including loss of use thereof, injuries to persons, including death, and from any other claims, suits or liability on account of acts or omissions of Subcontractor, or any of its sub-subcontractors, suppliers, officers, agents, employees or servants, whether or not caused in part by the active or passive negligence or other fault of a party indemnified hereunder; provided, however, Subcontractor's duty hereunder shall not arise if such claims, suits or liability, injuries or death or other claims or suits are caused by the sole negligence of a party indemnified hereunder unless otherwise provided in the Prime Contract. Subcontractor's obligations hereunder shall not be limited by the provisions of any Workers' Compensation at or similar;

(c) to pay for all materials furnished and Work and labor performed under this Subcontract, and to satisfy the Contractor thereupon whenever demand is made, and to defend and indemnify the Contractor, Owner and other indemnified parties against and save them and premises harmless from any and all claims, suits or liens therefor by others than the Subcontractor;


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(d)      to obtain and pay for all permits, licenses and official inspections necessary for its Work, and to comply with all laws, ordinances and regulations bearing on the Work and the conduct hereof;

(e) the Subcontractor warrants and guarantees the Work covered by this Subcontract and agrees to make good, at its own expense, any defect in materials or workmanship which may occur or develop prior to the Contractor's release from responsibility to the Owner therefor;

The Subcontractor shall defend and indemnify the Contractor, Owner and other indemnified parties against, and save them harmless from, any and all loss, damage, costs, expenses and attorneys' fees suffered or incurred on account of any breach of the aforesaid obligations and covenants, and any other provision or covenant of this Subcontract. Notwithstanding the above, Contractor, at its sole discretion, reserves the right to defend any one or all of the following: the Owner, other indemnified parties, Contractor's surety and itself. Such election to defend by Contractor shall not in any way limit Subcontractor's responsibility to indemnify and hold harmless as provided herein.

Section 10.       LIENS AND CLAIMS.

Subcontractor shall, as and when requested, furnish evidence satisfactory to the Contractor, Owner and Owner's Representative that all amounts due for labor and material furnished the Subcontractor in connection with performance of this Subcontract have been paid, including union health, welfare and pension fund payments and payroll taxes. Such evidence shall be furnished in such form and manner as requested by Contractor, and all statements relative thereto shall, if called for by Contractor, be made by sworn affidavit. Subcontractor shall furnish to Contractor releases of bond rights and lien rights by persons who have furnished labor, material or other things in the performance of this Subcontract, it being agreed that payment of money otherwise due Subcontractor need not be made by Contractor until such releases are furnished. Subcontractor shall deliver its Work free from all claims, encumbrances and liens.

Section 11.       POSSESSION PRIOR TO COMPLETION.

Whenever it may be useful or necessary for the Contractor to do so, the Contractor shall be permitted to occupy and/or use any portion of the Work which has been either partially or fully completed by the Subcontractor before final inspection and acceptance thereof by the ultimate owner, but such use and/or occupation shall not relieve the Subcontractor of its guarantee of said Work nor of its obligation to make good at its own expense any defect in materials and/or workmanship which may occur or develop prior to Contractor's release from responsibility to the Owner.

Section 12.       OTHER CONTRACTS.

It is understood and agreed that the Work provided for in this Subcontract constitutes only a part of the work being performed by the Contractor and other subcontractors. The Subcontractor, therefore, agrees to perform the Work called for in this Subcontract in such a manner that it will not injure, damage or delay any supplier, and further agrees to pay or reimburse the Contractor for any additional costs, damage or delay that may be caused to such other work of the Contractor, subcontractors or suppliers, by the Subcontractor or by its agents or employees.

Section 13.       INDEPENDENT CONTRACTOR.

The Subcontractor specifically agrees that it is, or prior to the start of the Work will become, and will remain during the performance of this Subcontract, an independent contractor.

Section 14.       COMPLIANCE WITH LAW.

The Subcontractor agrees to fully comply with all applicable laws, building codes, ordinances and regulation including, but not limited to, any and all details as outlined in Exhibit A, "Job Site Conditions/Restrictions" attached hereto.

Section 15.       SAFETY.

The Subcontractor shall take all reasonable safety precautions pertaining to its Work and the conduct thereof. Without limiting the generality of the foregoing, it shall comply with all applicable laws, ordinances, rules, regulations and orders issued by any public or governmental body or authority, whether federal or otherwise, including, but not limited to, occupational safety and health legislation and, in addition, the safety measures called for by the Contractor.

Subcontractor shall be required to:

(a)      conduct regularly scheduled safety meetings.
(b) conduct on-the-job safety inspections and reviews to determine compliance with all applicable safety standards.
(c) inform Contractor immediately of any injuries incurred during the performance of any work specified in this agreement.
(d) inform all employees as to the dangers, penalties and consequences of drugs and alcohol.

It should also be stated that this Contract may be terminated by Contractor as specified in Section 5, Paragraph (b) and for the following reasons:

(1)      repeated safety violations.


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(2)      Subcontractor's employees have been found to be under the influence of drugs and/or alcohol or are found to be in possession of same.

(3)      theft of materials.

Section 16.       PROTECTION OF WORK.

The Subcontractor specifically agrees that it is responsible for the protection of its Work until final completion and acceptance thereof by the Owner and that the Subcontractor will make good or replace, at no expense to the Contractor or the Owner, any damage to its Work which occurs prior to said final acceptance.

Section 17.      DISPUTES.

(a) In case of any disputes between the Subcontractor and the Contractor, Subcontractor agrees to be bound by the terms of this Contract and by any and all decisions or determinations made thereunder by the party or board as authorized in this Contract. It is agreed that in the event this Contract contains a provision, hereinafter called "Disputes" clause, whereby claims may be resolved under an administrative procedure or by arbitration, then as to any claims of Subcontractor for or on account of acts or omissions of Owner or Owner's Representative which are not disposed of by agreement, the Contractor agrees to present to the Owner, in Contractor's name, all of Subcontractor's claims for additional monetary compensation or time extension, and to further invoke, on behalf of the Subcontractor, those provisions in the Prime Contract for determining disputes. Contractor shall have the option to present such claims on Subcontractor's behalf, in advance of and even without Subcontractor's written request. Subcontractor shall have full responsibility for preparation and presentation of such claims and shall bear all expenses thereof, including attorneys' fees. Subcontractor agrees to be bound by the procedure and final determinations as specified in any such Disputes clause, and agrees that it will not take, or will suspend, any action or actions with respect to any such claims and will pursue no independent litigation with respect thereto, pending final determination under such Disputes clause. Subcontractor shall not be entitled to receive any greater amount from Contractor than Contractor is entitled to and actually does receive from the Owner on account of Subcontractor's Work, less any markups or costs incurred by the Contractor and to which Contractor is otherwise entitled, and Subcontractor agrees that it will accept such amount, if any, received by Contractor from Owner as full satisfaction and discharge of all claims for or on account of acts or omissions of the Owner or Owner's Representative.

(b) Subcontractor shall be bound by Contractor's determination, made in good faith, as to apportionment of any amounts received from Owner for claimants including Contractor and other subcontractors, whose work is affected by any act or omissions of the Owner or Owner's Representative.

(c) Should a dispute as to the proper interpretation of this Subcontract or Work or material performed or finished hereunder, arise which concerns the parties hereto only, or Subcontractor and other subcontractors and suppliers, the same shall be decided by Contractor whose decision thereon shall be final and conclusive.

(d) The Subcontractor shall proceed diligently with the Work, pending final determination pursuant to any Disputes clause or pursuant to any other action taken with respect to a claim or claims.

Section 18.       ATTORNEY FEES.

In the event either party institutes suit in court against the other party or against the surety of such party, in connection with any dispute or matter arising under this Subcontract, the prevailing party shall be entitled to recover reasonable attorney fees in addition to any other relief granted by the court.

Section 19.       TAXES.

Subcontractor shall pay all taxes, licenses and fees of every nature which may be imposed or charged by any governmental authority upon the labor, material, or other things used in the performance of the Work or upon the transaction between Contractor and Subcontractor.

Section 20.       CONTRACTOR'S EQUIPMENT.

In the event that Subcontractor by rental, loan or otherwise, makes use of any of Contractor's equipment, scaffolding, or other appliances, Subcontractor agrees to accept such "as is" and that such use shall be at the sole risk of Subcontractor and Subcontractor agrees to defend, hold-harmless and indemnify Contractor against all claims of every nature arising from its use thereof.

Section 21.       FURNISHED MATERIAL.

In the event that the Contractor or Owner, or their suppliers or subcontractors, elect to furnish material to the Subcontractor for use in connection with this Subcontract, then the cost of handling, storing and installing such material shall be considered as included in the Subcontract price. The Subcontractor shall be and become responsible for all such materials upon delivery to it, whether delivered F.O.B. point of origin or F.O.B. - jobsite (except that any transportation charges paid by the Subcontractor, in the event of delivery F.O.B. point of origin, shall be reimbursed to Subcontractor). Furnished material lost or damaged from any cause whatsoever, shall be replaced by or at the expense of the Subcontractor. Subcontractor shall, within forty-eight
(48) hours after delivery of furnished material, inspect the same and immediately report, in writing, to the Contractor any shortages, damages or

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defects therein which are reasonable by proper inspection. Failure to inspect and report as specified shall be treated as unqualified acceptance by Subcontractor of the material involved.

Section 22.       EQUAL OPPORTUNITY.

Although this Contract does not contain any specific provision which prohibits discrimination on the basis of race, color, religion, sex, or national origin, if any law, regulation or order applicable is applicable to this Subcontract, then Subcontractor hereby agrees to comply with such law, regulation or order. In the event that any such law, regulation or order requires the physical attachment of specific wording to this Subcontract, then such attachments shall be furnished by the Contractor and shall be considered a part of this Subcontract by reference thereto or shall be physically attached thereto as called for by the Contractor.

Section 23.       CONTRACTOR'S REPRESENTATIVE.

The words "Contractor's Representative" as used herein include the Contractor's design engineer, field superintendent, architect or any person or entity appointed by the Contractor to supervise the work of the Contractor.

Section 24.       ASSIGNMENT.

The Subcontractor shall obtain the written consent of the Contractor prior to assigning or subletting any of the Work, in whole or in part. Subcontractor may assign the proceeds of the Work after providing adequate assurances to Contractor that all of its labor, suppliers and other creditors for the Work will be paid and upon obtaining the consent of Subcontractor's surety and the acknowledgment of the assignee on forms provided by the Contractor.

Section 25.       PRIOR UNDERSTANDINGS OR REPRESENTATIONS.

The Contractor assumes no responsibility for any understandings or representations made by any of its officers or agents prior to the execution of this Subcontract, unless such understandings or representations by the Contractor are expressly stated in this Subcontract.

Section 26.       SEVERABILITY AND WAIVER.

The partial or complete invalidity of any one or more provisions of this Subcontract shall not affect the validity or continuing force and effect of any other provision. The failure of either party to insist, in any one or more instances, upon the performance of any of the terms, covenants or conditions of this Subcontract or to exercise any right herein, shall not be construed as a waiver or relinquishment of such term, covenant, condition or right as respects further performance.

Section 27.       CAPTIONS.

The captions at the beginning of each Section of this Subcontract are for convenience only and are to be given no weight in construing the provisions of this Subcontract.

Section 28.       NOTICES.

All notices shall be in writing addressed to the parties at the addresses set out in this Subcontract unless subsequently changed in conformance with this notice provision and shall be considered as delivered on the third business day after the date of mailing if sent certified mail or when received in all other cases, including telecopy or other printed electronic medium or personal delivery.

Section 29.       ADDITIONAL PROVISIONS.

See attached addendum(s).

IN WITNESS WHEREOF, the parties hereto have executed this Subcontract by their proper officers or duly authorized agents.

                  BY: KOLTER SIGNATURE HOMES, INC.


                         By:/s/ ROBERT VAIL
                            ---------------------------------------------------
                            Robert Vail, Director of Construction & Development

                            Date:
                                 ----------------------------------------------


                  BY: INTEGRATED HOMES

                         By: /s/                                      President
                            ---------------------------------------------------
                            Name, Title

                            Date: 10/5/98
                                 ----------------------------------------------


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                               KOLTER HOMES, INC.

                                   EXHIBIT A


Page 1 of 1
SCOPE OF WORK - SECURITY / LOW VOLTAGE / CENTRAL VACUUM

1. Subcontractor shall provide the necessary labor, materials, and equipment to furnish and install a complete security system on all operating windows, doors and sliding glass doors as shown on the plans and specifications, wire the house for low voltage items as specified, and install a complete central vacuum system (option). System(s) shall have the following items (number of items will vary depending on plan type):

         SECURITY SYSTEM

         a. Coreact #1632 Security Panel with transformer
         b. Telephone interface module
         c. Battery back-up feature
         d. Two (2) digital security keypads
         e. One (1) inside siren as required
         f. Magnetic contacts - all exterior, moveable doors and windows
         g. Complete wiring of all components mentioned above
         h. Security installation permit as required

         LOW VOLTAGE

         a. Wall mounted service center
         b. Customized cover for service center
         c. Two (2) 4-way cable splitters
         d. Television/telephone jacks standard in each location
         e. Modular dual television/telephone jacks for media center and master bedroom
         f. Telephone punch down block
         g. Category 5 telephone wire
         h. Quad shielded RG-6 television/video cable

         CENTRAL VACUUM SYSTEM

         a. M&S #AV2500 Central Vacuum System
         b. Complete rou-in plastic piping for central system
         c. Three (3) hose connection outlets
         d. One (1) standard hose and one (1) standard nozzle
         e. Central Vacuum installation permit as required.

2. System(s) to be tested with Contractor before acceptance. All work shall be done in accordance with good construction practices and industry norm, and shall be in conformance with all codes, local and state, and ordinances having jurisdiction.

3.   Bid prices shall include SALES TAX, DELIVERY, PERMITS and INSTALLATION.

4. When Subcontractor is contacted by Contractor's Customer Service Department with regard to a warranty item (within one year of closing), it shall be Subcontractor's responsibility to pick up the written service ticket, complete the work and return the signed off service ticket within seven (7) days.

5. Upon execution of this Contract, Subcontractor agrees to furnish a complete list of his sub-subcontractors and material suppliers that will be used during the execution of the work and agrees to furnish a Final Waiver of Lien to Contractor for their work before final payment is made.

6. Subcontractor acknowledges that he has reviewed all plans and specifications.

7. Subcontractor shall be responsible for clean up of all debris generated by his work on a daily basis and to remove it to an area designated by Contractor's Field Superintendent.

8. When Subcontractor is contacted by Contractor's Field Superintendent with regard to a homeowners's walk-thru punch list, Subcontractor has seven (7) days to complete the work and have it signed off by the homeowner.

9. Subcontractor shall designate a quality coordinator to inspect all work prior to submitting any invoices for payment.


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                               KOLTER HOMES, INC.

                                   EXHIBIT B


JOB SITE CONDITIONS/RESTRICTIONS
Page 1 of 1

1. Work hours, including delivery of materials/supplies shall be Monday through Friday during the hours of 7:00 a.m. to 6:00 p.m., and on Saturday from 8:00 a.m. to 5:00 p.m.

2. Work is prohibited on Sundays and the following national holidays: New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving and Christmas.

3. No signs shall be allowed on site without prior written approval of Contractor. All signs must be removed when the Certificate of Occupancy is received.

4. Construction site shall be maintained in a clean and orderly condition throughout the construction process. Subcontractor shall be responsible for clearing all construction debris generated by his work and depositing it in the dumpster provided by Contractor.

5.       Loud radios or unnecessary noise are not permitted.

6. No alcoholic beverages or drugs of any kind are to be consumed by the Subcontractor or any of his employees, sub-subcontractors, suppliers in The Reserve.

7. No pets, animals of any kind, or small children shall be allowed on the job site by Subcontractor or any of his employees, sub-subcontractors, suppliers, etc.

8.       Abusive language is not permitted on the job site.

9. Construction procedures and/or processes and equipment must not cause damage or be a nuisance to neighboring property.

10. Any and all damage to common areas or roadways resulting from construction activity will be the responsibility of the Subcontractor.

11. Subcontractor shall report any and all damage to existing work caused by his employees, sub-subcontractors, suppliers, etc., to Contractor or Contractor's Field Superintendent immediately.

12. Subcontractor may be backcharged by Contractor for failure to comply with any and all of the above-stated conditions/restrictions and backcharge shall be an amount set solely at Contractor's discretion.

                               KOLTER HOMES, INC.

                                   EXHIBIT C
PAYMENT SCHEDULE
Page 1 of 1

                               LOW
MODEL                        VOLTAGE          SECURITY           VACUUM
-----------------------------------------------------------------------
Mid Ocean                    550.00            495.00            625.00
Riviera                      600.00            545.00            625.00
Castlerock                   625.00            625.00            640.00
Wentworth                    625.00            625.00            640.00
Pebble Beach                 625.00            625.00            640.00
Birkdale                     655.00            675.00            655.00
Troon                        660.00            675.00            655.00
Augusta                      670.00            680.00            670.00
Brookline                    690.00            695.00            670.00
Torrey Pines "A"             370.00            435.00            590.00
Torrey Pines "B"             425.00            455.00            610.00
Torrey Pines "C"             425.00            400.00            610.00
Torrey Pines "D"             425.00            455.00            610.00

Totals include all applicable Federal, State and Local taxes.

This is a lump sum contract. Full payment shall be made upon 100% complete and satisfactory performance of the work.

                     KOLTER HOMES, INC.


                     By: /s/ ROBERT J. VAIL
                        --------------------------------------------------------
                        Robert J. Vail, Director of Construction and Development

                        Date: 10/9/98
                             ---------------------------------------------------


                     INTEGRATED HOMES

                       By: /s/                                         President
                          ------------------------------------------------------
                          Name, Title

                          Date: 10/5/98
                               -------------------------------------------------